SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------

                    Proxy Statement Pursuant To Section 14(a)
                     Of The Securities Exchange Act Of 1934



|X|      Filed by the Registrant
|_|      Filed by a Party other than the Registrant

Check the appropriate box:
|_|      Preliminary Proxy Statement
|_|      Confidential, Use of the Commission Only (as permitted by Rule 14a-6(e)
         (2))Proxy Statement
|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                            THE THORSDEN GROUP, LTD.
     ----------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


     ----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|      No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)      Title of each class of securities to which transaction applies:
         2)      Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         4) Proposed maximum aggregate value of transaction: 5) Total fee paid:

|_|      Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)      Amount Previously Paid:
         2)      Form, Schedule or Registration Statement No.:
         3)      Filing Party:
         4)      Date Filed:

                            THE THORSDEN GROUP, LTD.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD OCTOBER 28, 1998

To the Shareholders:

     Notice is hereby given that the Annual Meeting of the Shareholders of The Thorsden Group, Ltd. (the "Company") will be held at The Cliff Lodge, Level 4, Snowbird, UT 84092 on Wednesday, October 28, 1998, at 10:00 a.m., Mountain Time, for the purposes discussed in the following pages and which are made part of this Notice:

     1. To elect six directors to serve for one year each, until the next Annual Meeting of shareholders and until his or her successor is elected and shall qualify;

     2. To approve the Board of Directors' selection of Mantyla & McReynolds, as the Company's independent public accountants; and

     3. To consider and act upon any other matters that properly may come before the meeting or any adjournment thereof.

     The Company's Board of Directors has fixed the close of business on September 15, 1998, as the record date for the determination of shareholders having the right to receive notice of, and to vote at, the Annual Meeting of Shareholders and any adjournment thereof. A list of such shareholders will be available for examination by a shareholder for any purpose germane to the meeting during ordinary business hours at the offices of the Company at 4505 Wasatch Blvd., Salt Lake City, Utah, during the ten days prior to the meeting.

     You are requested to date, sign and return the enclosed proxy, which is solicited by the Board of Directors of the Company and will be voted as indicated in the accompanying proxy statement and proxy. Your vote is important. Please sign and date the enclosed Proxy and return it promptly in the enclosed return envelope whether or not you expect to attend the meeting. The giving of your proxy as requested hereby will not affect your right to vote in person should you decide to attend the Annual Meeting. The return envelope requires no postage if mailed in the United States. If mailed elsewhere, appropriate postage must be affixed. Your proxy is revocable at any time before the meeting.

By Order of the Board of Directors,

\s\John Blumenthal, Chairman

Salt Lake City, Utah
September 18, 1998

                            THE THORSDEN GROUP, LTD.

                          4505 Wasatch Blvd., Suite 340
                         Salt Lake City, Utah 84120-6336
                                 (801) 954-7100
                                 ---------------

                                 PROXY STATEMENT

                                 ---------------


                         ANNUAL MEETING OF SHAREHOLDERS

The enclosed proxy is solicited by the Board of Directors of The Thorsden Group, Ltd. ("Thorsden" or the "Company") for use in voting at the Annual Meeting of Shareholders to be held at The Cliff Lodge, Level 4, Snowbird, Utah 84092 on Wednesday, October 28, 1998, at 10:00 a.m., Mountain Time, and at any postponement or adjournment thereof, for the purposes set forth in the attached notice. When proxies are properly dated, executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the shareholder completing the proxy. If no specific instructions are given, the shares will be voted FOR (i) the election of the nominees for directors set forth herein, and (ii) ratification of the selection of Mantyla & McReynolds as the independent auditors of the Company. A shareholder giving a proxy has the power to revoke it at any time prior to its exercise by voting in person at the Annual Meeting, by giving written notice to the Company's Secretary prior to the Annual Meeting or by giving a later dated proxy.

The presence at the meeting, in person or by proxy, of shareholders holding in the aggregate a majority of the outstanding shares of the Company's common stock entitled to vote shall constitute a quorum for the transaction of business. The Company does not have cumulative voting for directors; a plurality of the votes properly cast for the election of directors by the shareholders attending the meeting, in person or by proxy, will elect directors to office. A majority of votes properly cast upon any question presented for consideration and shareholder action at the meeting, other than the election of directors, shall decide the question. Abstentions and broker non-votes will be counted for purposes of establishing a quorum, but will not count as votes cast for the election of directors or any other questions and accordingly will have no effect. Votes cast by shareholders who attend and vote in person or by proxy at the Annual Meeting will be counted by inspectors to be appointed by the Company.

The close of business on September 15, 1998 has been fixed as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. Each share shall be entitled to one vote on all matters. As of the record date there were 20,207,625 shares of the Company's common stock
outstanding   and  entitled  to  vote.   For  a  description  of  the  principal
shareholders of the Company, see "Voting Securities and Principal Holders Thereof" below.

This Proxy Statement and the enclosed Proxy are being furnished to shareholders on or about September 18, 1998.

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

The Company's Bylaws provide that the number of Directors shall be determined from time to time by the shareholders or the Board of Directors, but that there shall be no less than three. Presently the Company's Board of Directors consists of six members, all of whom are nominees for reelection at the Annual Meeting. Each director elected at the Annual Meeting will hold office until a successor is elected and qualified, or until the Director resigns, is removed or becomes disqualified. Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below. If any such person is unable or unwilling to serve as a Director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee designated by the proxy holders or by the present Board of Directors to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, or the size of the Board may be reduced accordingly. The Board of Directors has no reason to believe that any of the nominees for Director will be unwilling or unable to serve if elected.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE DIRECTOR

 Directors and Executive Officers

The nominees for director to be voted upon at the Annual Meeting are John Blumenthal, Stephen Russell, Tim Kapp, John Zollinger, Jerral Pulley and Joseph Ward. Biographical and other relevant information about each nominee is included below.

         John Blumenthal, 37, President and director of the Company. Mr. Blumenthal has worked in the information technology industry for more than 12 years. Much of his career has been spent in the financial industry in New York City, where he worked as a software engineer for Deutsche Bank AG. In 1992, Mr. Blumenthal relocated to Salt Lake City, Utah, where he continued in a software and systems engineering capacity for RasterOps and on storage and security consulting projects for a large telecommunications company and a major microchip manufacturer in the western US. His activity in this field attracted the attention of Veritas Software, which employed him in 1994 to lead the technical and partner development of that company's Far East, Japan and South American operations. In these projects, Mr. Blumenthal was instrumental in architecting and implementing security and storage technology for global 500 companies. His clients included some of the world's largest telecommunications, manufacturing and financial corporations. In 1997, Veritas selected Mr. Blumenthal as the engineer of the year for all international operations. Prior to founding Arkona, Inc., Mr. Blumenthal contributed to the product conception and strategic positioning of the Veritas product line in the Internet marketplace. He also acted in an advisory role to the US House of Representatives Subcommittee on Technology concerning US encryption export law hearings held in 1997. While Mr. Blumenthal's focus has been on comprehensive security and storage solutions, all of his work has been consistently conditioned by the economics of managing technology and people. At the Company, Mr. Blumenthal brings these experiences to the relationships of a growing customer base, negotiates contracts, contributes to engineering efforts and develops and manages the Company's strategic direction. He has a BA from Columbia University in New York.

         Stephen Russell, 46, Vice President Finance, Chief Financial Officer and director of the Company. Mr. Russell has a BS in Physics and Mathematics from the University of Glasgow in Scotland. He is a Chartered Accountant and a graduate of the International Advanced Management Program from the International Institute for Management Development in Lausanne, Switzerland. Mr. Russell has over 20 years experience as a general manager and CEO, CFO and management consultant. Specializing in business and financial strategies to maximize profitability, the management of change, people and communications, Mr. Russell's varied assignments have taken him into a wide number of industries including computer software, sales and service, construction, manufacturing, engineering and electronics. Mr. Russell's expertise includes multi-country operations, owner-managed businesses, start-ups, acquisitions and turnarounds. Mr. Russell has demonstrated the ability to establish business goals and to meet them within given constraints, provide leadership to ensure successful achievement of individual and team goals, and deal effectively in a multi-cultural business and social environment. While based in Switzerland and England, Mr. Russell provided financial leadership to a $2 billion pan-European high tech business ensuring successful turnaround of the business. As CEO of a $100 million sales and service high tech company, Mr. Russell led a team that doubled revenues in one year while meeting profitability targets.

         John Zollinger, 30, Vice President Engineering, Chief Technical Officer and Director. Mr. Zollinger has been involved in nearly all aspects of software engineering during the past 11 years. He formed and managed a successful software engineering consulting company, which completed contracts for Fortune 1000 companies across the United States. He is an expert on the management, analysis, design and implementation of cutting edge object-oriented software systems. Mr. Zollinger has been able to pass on his expertise through the training and mentoring of other engineers, particularly in the area of developing systems for a variety of industries and technologies. Mr. Zollinger's past experience includes data warehousing/processing, telecommunications, banking, oil and gas, insurance and trading systems. Mr. Zollinger's experience in the software engineering process includes expertise in project management, concept development, business analysis, design, implementation, quality assurance and deployment. Prior to founding Arkona, Inc., Mr. Zollinger assisted EOTT Energy Partners in establishing standard practices for object-oriented analysis, design, and implementation to develop strategies useful in that companies software engineering business. In the development of the calling card fulfillment system for AT&T and an insurance claim handling system for Filoli Information Systems, Mr. Zollinger developed valuable strategies for legacy data migration and insuring extensibility of products and components into new lines of business.

         Tim Kapp, 29, Vice President Marketing and Director. Mr. Kapp holds a BA in Economics and Econometric Modeling and an MBA from Brigham Young University. He began his career as a financial analyst and his technical talent and analytical ability led him to high-technology marketing. His career has focused almost exclusively on the software industry and Internet technology providers since 1992. As Senior Market Research Analyst for Folio, a division of Open Market, and as a Product Marketing Manager, he provided analysis of technology trends, product forecasts, competitive strategies and customer requirements. In addition to these roles, he has served as a member of the Internet Engineering Task Force (IETF), the SGML Open Consortium, and as a representative to the World Wide Web Consortium (W3C) Internet standards body. He brings to the Company experience in market analysis, product positioning, pricing, and software marketing strategies.

         Jerral Pulley, 64, is a CEO/senior executive with top caliber experience at companies such as Proctor & Gamble, PepsiCo, and Squibb, brings his expertise in strategy and marketing to the Thorsden management team. Pulley spent 10 years with a division of Squibb Corporation where he grew sales from $75 million to $400 million with a six-fold increase in pre-tax profits. He also drove significant growth as a senior executive at Ryder Systems, Binney & Smith, and Borden, Inc. Pulley has spent the last 10 years managing in an executive capacity with a variety of companies seeking to grow sales and improve overall strategic business plans. Currently, Pulley is a partner in the consulting firm Client Synergy Group in Bountiful, Utah serving client strategic planning, product development, and marketing needs.

         Joseph Ward, 51, recently left a board position at Cadmus Communications Corporation (NASDAQ NMS: CDMS) to join the Cadmus executive team as executive vice president of the Professional Communications sector and group president of Cadmus Journal Services (CJS). Ward has marked several achievements during his career, including the launch of new media ventures, the development of value-added publishing products, and the successful implementation of direct marketing campaigns. Prior to joining Cadmus, Ward was president of direct response for the book group of Bertlesmann AG, president and CEO of J. Ward Consulting, and president of the Meredith Book Group of Meredith Corp. He published various book programs for Better Homes & Gardens, Ladies Home Journal and other Meredith magazines, and founded Meredith Corp.'s new media division. In addition, he was publisher and senior vice president of Time-Life, Inc., where he handled all book operations and launched the company into the CD-ROM and CD new media business.

Board of Directors Meetings, Committees and Compensation

          All directors hold office until the next annual meeting of the stockholders of the Company and until their successors have been elected and qualified. The officers of the Company are elected annually and serve at the pleasure of the Board of Directors. No executive officer or director of the Company has a family relationship with any other executive officer or director of the Company.

          The Company's Board of Directors took action at five duly noticed meetings during the fiscal year ended March 31, 1998 and acted on other occasions by unanimous written consent. Each director attended at least 75% of the meetings of the Board of Directors.

          Directors were not compensated for their services as directors during the year ended March 31, 1998, although the Company's policy is to reimburse Directors for their out-of-pocket expenses incurred in connection with their services as Directors.

Executive Compensation

         During the fiscal year ended March 31, 1998, the total compensation paid to the Company's Chief Executive Officer, John Blumenthal, was $50,000. No compensation was paid to the former Chief Executive Officer of the Company, Jehu Hand, during the fiscal year ended March 31, 1998. No options or warrants or similar rights to acquire securities of the Company were granted to executive officers or directors of the Company during the year and no options, warrants or similar rights to acquire securities of the Company were held by such persons at the March 31, 1998. No executive officer of the Company received annual compensation of $100,000 or more during the fiscal year ended March 31, 1998.

Stock Option Grants in Fiscal 1997

         The Company did not grant any stock options or stock appreciation rights ("SAR's") to any of the Named Executive Officers and no options or similar rights to acquire securities of the Company were exercised during or outstanding at the end of the year ended March 31, 1998.

             PROPOSAL 2 - APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors of the Company has selected Mantyla & McReynolds, as the independent public accountant to audit the financial statements of the Company and its subsidiaries for the fiscal year ending March 31, 1999.

         At the Annual Meeting, shareholders will be asked to ratify the selection by the Board of Directors of Mantyla & McReynolds as the Company's independent accountant.

     THE BOARD RECOMMENDS SHAREHOLDER APPROVAL OF THE SELECTION OF AUDITORS

         Representatives of Mantyla & McReynolds are expected to attend the 1998 Annual Meeting and will have an opportunity to make a statement if they desire to do so, and they will be available to answer appropriate questions from shareholders.

Voting Securities and Principal Holders Thereof

         To the Company's knowledge, the following table sets forth information regarding ownership of the Company's outstanding Common Stock on September 15, 1998 by (i) beneficial owners of more than 5% of the outstanding shares of Common Stock; (ii) each director and each executive officer; and (iii) all directors and executive officers as a group. Except as otherwise indicated below and subject to applicable community property laws, each owner has sole voting and sole investment powers with respect to the stock listed. The address of each person identified below is the Company's principal office. There are no options or warrants or similar rights to acquire shares of the Company's Common Stock issued or outstanding. As of September 15, 1998, there were 20,207,625 shares of Common Stock issued and outstanding.

Name and Address                       Shares of Common Stock   Percentage of
of Beneficial Owners                     Beneficially Owned         Class
--------------------                     ------------------    ----------------

Martin J. Alfred, 5% Holder                  1,120,000               5.5%
Jeffrey Barlow, 5% Holder                    1,540,000               7.6%
John Blumenthal, Director                    2,940,000              14.5%
Timothy Kapp, Director                         980,000               4.8%
Stephen Russell, Director                    1,540,000               7.6%
David Valenti, 5% Beneficial Owner           1,540,000               7.6%
John Zollinger, Director                     2,940,000              14.5%

All executive officers and
directors as a group (4 persons)             8,400,000              41.2%

There are no arrangements known to the Company, the operation of which may, at a subsequent date, result in a change of ownership or control of the Company.
                                                    ----------------------
Compliance with Section 16(A) of the Exchange Act

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms which they file.

         Based solely upon a review of the forms and amendments thereto furnished to the Company under Rule 16a-3(e) during the fiscal year ended March 31, 1998, and with respect to such year, as well as certain representations of the officers and directors specified by such rule, the Company believes that all reports required to be filed pursuant to Section 16(a) were filed.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors of the Company does not intend to present and has not been informed that any other person intends to present a matter for action at the 1998 Annual Meeting other than as set forth herein and in the Notice of Annual Meeting. If any other matter properly comes before the meeting, it is intended that the holders of proxies will act in accordance with their best judgment.

         The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. In addition to the solicitation of proxies by mail, certain of the officers and employees of the Company, without extra compensation, may solicit proxies personally or by telephone, and, if deemed necessary, third party solicitation agents may be engaged by the Company to solicit proxies by means of telephone, facsimile or telegram, although no such third party has been engaged by the Company as of the date hereof. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting materials to the beneficial owners of Common Stock held of record and will reimburse such persons for forwarding such material. The cost of this solicitation of proxies will be borne by the Company.


                                  ANNUAL REPORT

         Copies of the Company's Annual Report on Form 10-KSB (including financial statements and financial statements schedules) filed with the Securities and Exchange Commission may be obtained without charge by writing to the Company - Attention: Investor Relations, 4505 Wasatch Blvd., Salt Lake City, Utah 84120-6336.

                              SHAREHOLDER PROPOSALS

         The Company must receive any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation in connection with the 1999 Annual Meeting of Shareholders by August 31, 1999. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company suggests that any such request be submitted by certified mail - return receipt requested. The Board of Directors will review any proposal received by December 31, 1998, and determine whether it is a proper proposal to present to the 1999 Annual Meeting.

           In addition, in accordance with recent amendments to Rule 14a-4, 14a-5 and 14a-8 under the Exchange Act, written notice of stockholder proposals outside the procedures of Rule 14a-8 for consideration at the 1999 annual meeting of stockholders must be received by the Company on or before June 30, 1999 in order to be considered timely for purposes of Rule 14a-4. The persons designated in the Company's proxy statement and management proxy card will be granted discretionary authority with respect to any stockholder proposal with respect to which the Company does not receive timely notice.

         The enclosed Proxy is furnished for you to specify your choices with respect to the matters referred to in the accompanying notice and described in this Proxy Statement. If you wish to vote in accordance with the Board's recommendations, merely sign, date and return the Proxy in the enclosed envelope which requires no postage if mailed in the United States. A prompt return of your Proxy will be appreciated.

                                             By Order of the Board of Directors,

                                             \s\ John Blumenthal

                                             John Blumenthal, Chairman

                                      PROXY

                            THE THORSDEN GROUP, LTD.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John Blumenthal and Stephen Russell and each of them as Proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of Common Stock of the Company held of record by the undersigned as of September 15, 1998, at the Annual Meeting of Shareholders to be held at the Corporate Headquarters, The Cliff Lodge, Level 4, Snowbird, Utah 84092 on Wednesday, October 28, 1998, at 10:00 a.m., Mountain Time or at any adjournment thereof.

1.   Election of Directors.

     FOR           WITHHOLD AS TO ALL        FOR ALL EXCEPT
     / /                  / /                     / /

     (INSTRUCTIONS: IF YOU MARK THE "FOR ALL EXCEPT" CATEGORY ABOVE, INDICATE THE NOMINEE(S) AS TO WHICH YOU DESIRE TO WITHHOLD AUTHORITY BY STRIKING A LINE THROUGH SUCH NOMINEE(S) NAME IN THE LIST BELOW:)

     John Blumenthal                Stephen Russell                  Tim Kapp
     John Zollinger                 Jerral Pulley                    Joseph Ward

2. To approve and ratify the selection of Mantyla & McReynolds as the Company's independent accountants.

     FOR                AGAINST                 ABSTAIN
     / /                  / /                     / /

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

DATE: ____________               _____________________________________________
                                  Signature
                                 ---------------------------------------------
                                  Signature of co-tenant holder, if any

PLEASE SIGN EXACTLY AS THE SHARES ARE ISSUED. WHEN CO-TENANTS HOLD SHARES, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON. PLEASE DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.